Exhibit (a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                     EXCELSIOR HEDGE FUND OF FUNDS I, L.L.C.

     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

     FIRST: The name of the limited liability company is: Excelsior Hedge Fund of Funds I, L.L.C.


     SECOND: The address of its registered office in the State of Delaware is c/o National Corporate Research, Ltd, 615 South DuPont Highway, County of Kent, Dover,Delaware 19901.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 6th day of July 2000.

                                       EXCELSIOR HEDGE FUND OF FUNDS I, L.L.C.

                                       By: /s/__________________________
                                              Name:  Steven M. Felsenthal
                                              Title:    Authorized Person